Exhibit 99.1

Citius Pharmaceuticals, Inc. Announces 1-for-25 Reverse Stock Split

CRANFORD, N.J., November 22, 2024 -- Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR) announced today that it will be executing a reverse stock split of its common stock, par value $0.001 per share, at a ratio of 1-for-25 (“Reverse Stock Split”). Pursuant to the laws of the State of Nevada and subject to prior approval by the Company’s Board of Directors, Citius Pharma was not required to obtain shareholder approval to effectuate the Reverse Stock Split. The Reverse Stock Split will become effective at 5:00 pm Eastern Time on November 25, 2024. The Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis beginning upon market open on November 26, 2024, under the Company’s existing trading symbol “CTXR” with the new CUSIP number 17322U306.

The Reverse Stock Split is intended to increase the per share trading price of Citius Pharma’s common stock to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market. Under Section 78.207 of the Nevada Revised Statutes, the Company may decrease its authorized shares of Common Stock and correspondingly decrease the number of issued and outstanding shares of Common Stock by resolution adopted by the Board of Directors, without obtaining the approval of the stockholders. The Reverse Stock Split was approved by the Company’s Board of Directors pursuant to the Nevada Revised Statutes and was effectuated by the filing of a Certificate of Change with office of the Nevada Secretary of State.

At the effective time of the Reverse Stock Split, every twenty-five (25) issued and outstanding shares of the Company's common stock will be combined automatically into one (1) share of the Company's common stock without any change in the par value per share. No fractional shares will be issued in connection with the reverse stock split, and any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share at the participant level.

The reverse stock split will reduce the number of authorized shares of the Company's common stock from 400 million shares to 16 million shares and the ownership percentage of each stockholder will remain unchanged other than as a result of the rounding of fractional shares. The Reverse Stock Split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 193 million to approximately 7.7 million.

In addition, the Reverse Stock Split will apply to the Company’s common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof and under the Company's equity incentive plans, as applicable.

The Company’s transfer agent, VStock Transfer LLC, will act as the exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or in "street name" through a bank, broker, or other nominee will not need to take any action in connection with the reverse stock split.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. In August 2024, the FDA approved LYMPHIR™, a targeted immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A Pivotal Phase 3 Trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 Trial. Citius is actively engaged with the FDA to outline next steps for both programs. Citius Pharmaceuticals owns 92% of Citius Oncology. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "plan," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Pharma and Citius Oncology, are: the potential impact of the reverse split on the bid price of the Company's common stock; Citius Pharma’s ability to regain compliance with and continue to meet Nasdaq’s continued listing standards; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; risks related to research using our assets but conducted by third parties; our ability to commercialize LYMPHIR and any of our other product candidates that may be approved by the FDA; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in Citius Pharma’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, as updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com